Exhibit 10.1
Execution Version

CVR PARTNERS, LP
AMENDED AND RESTATED
CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT

AMENDED AND RESTATED CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     This Amended and Restated Contribution, Conveyance and Assumption Agreement, dated as of April 7, 2011, is entered into by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (“Coffeyville Resources”), CVR GP, LLC, a Delaware limited liability company (the “Managing General Partner”), COFFEYVILLE ACQUISITION III LLC, a Delaware limited liability company (“C/A III”), CVR Special GP LLC, a Delaware limited liability company (the “Special General Partner”) and CVR PARTNERS, LP, a Delaware limited partnership (the “Partnership”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.
RECITALS:
     WHEREAS, Coffeyville Resources, the Managing General Partner, the Partnership and the Special General Partner are parties to the Original Contribution Agreement.
     WHEREAS, the Parties desire to amend and restate the Original Contribution Agreement pursuant to Section 7.10 thereof.
     WHEREAS, Coffeyville Resources, the Managing General Partner and the Special General Partner have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purpose of engaging in any business activity that is approved by and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act in accordance with the terms of the Original Partnership Agreement.
     WHEREAS, each of the following actions have been taken prior to the date hereof:
     1. Coffeyville Resources formed the Managing General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 to the Managing General Partner in exchange for all of the member interests in the Managing General Partner;
     2. Coffeyville Resources formed the Special General Partner under the terms of the Delaware LLC Act and contributed $1,000 to the Special General Partner in exchange for all of the member interests in the Special General Partner;
     3. The Managing General Partner, the Special General Partner and Coffeyville Resources formed the Partnership under the terms of the Delaware LP Act and (a) the Managing General Partner contributed $1,000 to the Partnership in exchange for a managing general partner interest in the Partnership, (b) the Special General Partner contributed $1,000 to the Partnership in exchange for a non-managing general partner interest in the Partnership and (c) Coffeyville Resources contributed $1,000 to the Partnership in exchange for a nominal limited partner interest in the Partnership;
     4. Coffeyville Resources Nitrogen Fertilizers, LLC (“Fertilizers”) distributed all of its receivables (as of the Original Contribution Effective Time), other than receivables relating to prepay fertilizer sales contracts to Coffeyville Resources;
     5. Coffeyville Resources conveyed:
     (a) 1.0% of the Fertilizer Interests to the Partnership, on behalf of the Managing General Partner, in exchange for the Managing General Partner Interest in the Partnership issued to the Managing General Partner;
     (b) 98.901% of the Fertilizer Interests to the Partnership, on behalf of the Special General Partner, in exchange for 30,303,000 Special GP Units, representing a 99.9% special general partner interest in the Partnership, issued to the Special General Partner;
     (c) 0.099% of the Fertilizer Interests to the Partnership, on its own behalf, in exchange for 30,333 Special LP Units, representing a 0.1% limited partner interest in the Partnership; and
     (d) all of the membership interests in the Managing General Partner to C/A III in exchange for its fair market value of $10.6 million;
     6. The Partnership distributed an intercompany note in the amount of $160.0 million to Coffeyville Resources.
     WHEREAS, the Partnership has filed a registration statement on Form S-1 (Registration No. 333-171270) (the “Registration Statement”) relating to the offering and sale of up to 22,080,000 Common Units, including 2,880,000 Common Units to cover over-allotments.
     WHEREAS, in connection with the consummation of the transactions contemplated hereby, each of the following shall occur:
     1. The Partnership will distribute all of its cash on hand on the date of the distribution (other than cash in respect of prepaid sales) to Coffeyville Resources;
     2. Coffeyville Resources will contribute 30,333 Special LP Units to the Partnership in exchange for 0.1% of the Sponsor Consideration;
     3. The Special General Partner will contribute 30,303,000 Special GP Units to the Partnership in exchange for 99.9% of the Sponsor Consideration;
     4. The Special General Partner will merge with and into Coffeyville Resources, with Coffeyville Resources remaining as the surviving entity;

          5. In connection with the Initial Offering, the public, through the Underwriters, will contribute an amount agreed upon by the Underwriters and the Partnership pursuant to the Underwriting Agreement less the Underwriters’ Spread to the Partnership in exchange for the Firm Units;
          6. The Partnership will use the proceeds of the Initial Offering to (a) make a distribution Coffeyville Resources ($18.4 million as a reimbursement for certain capital expenditures made by Coffeyville Resources during the two-year period prior to the effective date of the sale of the Managing General Partner to C/A III), (b) make a distribution of $26.0 million to the Managing General Partner to redeem the IDRs, (c) pay transaction expenses and (d) for general partnership purposes; and
          7. The Original Partnership Agreement will be amended and restated by adoption of the Partnership Agreement.
          WHEREAS, the members or partners of the Parties have taken all limited liability company or partnership action, as the case may be, required to be taken to approve the transactions contemplated hereby.
          WHEREAS, the Partnership may adjust upward or downward the number of Firm Units to be offered to the public through the Underwriters.
          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Terms. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement. The following defined terms shall have the meanings given below:
          “Agreement” means this Amended and Restated Contribution, Conveyance and Assumption Agreement, as amended, restated, modified or replaced from time to time.
          “C/A III” has the meaning set forth in the opening paragraph of this Agreement.
          “Closing” means the closing of the sale of the Firm Units to the Underwriters in the Initial Offering.
          “Common Unit” means a common unit representing a limited partner interest in the Partnership, with the rights and preferences set forth in the Partnership Agreement.
          “Deferred Issuance and Distribution” means both (a) the issuance by the Partnership of a number of additional Common Units that is equal to the excess, if any, of (x) the number of

Option Units over (y) the aggregate number, if any, of Common Units actually purchased by and issued to the Underwriters pursuant to the Over-Allotment Option on the Option Closing Date(s), and (b) a distribution in an amount equal to the aggregate amount of cash contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units issued by the Partnership upon each exercise of the Over-Allotment Option as described in Section 4.2, if any.
          “Delaware LLC Act” has the meaning set forth in the recitals hereto.
          “Delaware LP Act” has the meaning set forth in the recitals hereto.
          “Effective Time” means 9:00 am Eastern Time on the date of the Closing.
          “Fertilizers” has the meaning set forth in the recitals hereto.
          “Fertilizer Interests” means the membership interests in Fertilizers.
          “Fertilizer Interest Liabilities” means all liabilities arising out of or related to the ownership of the Fertilizer Interests to the extent arising or accruing on and after the effective time of the Original Contribution Agreement, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Fertilizers or its affiliates.
          “Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.
          “IDRs” mean the distribution rights associated with the Managing General Partner’s equity interest in the Partnership, as set forth in the Original Partnership Agreement.
          “Initial Offering” means the initial public offering of the Partnership’s Common Units.
          “Managing General Partner” has the meaning set forth in the opening paragraph of this Agreement.
          “Managing General Partner Interest” means the interest issued by the Partnership to the Managing General Partner (including the IDRs), having the rights and preferences as set forth in the Original Partnership Agreement.
          “Option Units” means the Common Units subject to the Over-Allotment Option pursuant to the Underwriting Agreement.
          “Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.
          “Original Contribution Agreement” means that certain Contribution, Assignment and Assumption Agreement dated October 24, 2007, by and among Coffeyville Resources, the Managing General Partner, the Special General Partner and the Partnership.

          “Original Contribution Effective Time” means immediately after the close of business on October 24, 2007.
          “Original Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of CVR Partners, LP, dated as of October 24, 2007.
          “Over-Allotment Option” means the Underwriter’s Option, pursuant to the Underwriting Agreement, to purchase from the Partnership a number of Common Units equal to 15% of the Firm Units, which the Partnership will agree to sell to the Underwriters, at the Underwriters’ option, to cover over-allotments in connection with the Initial Offering.
          “Partnership” has the meaning set forth in the opening paragraph of this Agreement.
          “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of CVR Partners, LP, to be dated as of as of the date of the Closing, in substantially the form included as Annex A to the Registration Statement, as such agreement may be amended, restated or modified from time to time.
          “Party” or “Parties” has the meaning set forth in the opening paragraph of this Agreement.
          “Registration Statement” has the meaning set forth in the recitals hereto.
          “Special General Partner” has the meaning set forth in the opening paragraph of this Agreement.
          “Special GP Unit” means a Special GP unit representing a general partner interest in the Partnership, with the rights and preferences set forth in the Original Partnership Agreement.
          “Special LP Unit” means a Special LP unit representing a limited partner interest in the Partnership, with the rights and preferences set forth in the Original Partnership Agreement.
          “Special Units” means the Special GP Units and Special LP Units, collectively.
          “Sponsor Common Units” means 50,920,000 Common Units, provided that if the Partnership increases the number of Firm Units above 19,200,000 Common Units, the Sponsor Common Units will be decreased by a number of Common Units equal to 115% of such increase, and if the Partnership decreases the Firm Units below 19,200,000 Common Units, the Sponsor Common Units will be increased by a number of Common Units equal to 115% of such decrease.
          “Sponsor Consideration” means the Sponsor Common Units and the right to receive the Deferred Issuance and Distribution.
          “Underwriters” means the underwriting syndicate to be listed in the Underwriting Agreement.
          “Underwriters’ Spread” means the total amount of the Underwriters’ discount.

          “Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership and the underwriters named in the Registration Statement, as such agreement may be amended or restated from time to time.
ARTICLE II
ACTIONS TAKEN AT EFFECTIVE TIME
     Section 2.1 Distribution of Cash on Hand. The Partnership hereby agrees to distribute, as of the Effective Time, all of its cash on hand, other than cash in respect of prepaid sales, to Coffeyville Resources.
ARTICLE III
CONTRIBUTIONS AND ACTIONS TAKEN AFTER EFFECTIVE TIME
     Section 3.1 Contribution of Special Units to the Partnership. (a) Immediately after the Effective Time, the Special General Partner will grant, contribute, bargain, convey, assign, transfer, set over and deliver 33,303,000 Special GP Units, representing a 99.9% interest in the Partnership to the Partnership, its successors and assigns, for its and their own use forever in exchange for 99.9% of the Sponsor Consideration and (b) Coffeyville Resources will grant, contribute, bargain, convey, assign, transfer, set over and deliver 30,333 Special LP Units to the Partnership, its successors and assigns, for its and their own use forever, in exchange for 0.1% of the Sponsor Consideration. Upon the transfer of the Special GP Units pursuant to this Section 3.1, the Special General Partner will become a limited partner of the Partnership and cease to be a general partner of the Partnership, and Sections 5.5 and 5.6 of the Original Partnership Agreement will be of no force and effect.
     Section 3.2 Merger of the Special General Partner with and into Coffeyville Resources. The Special General Partner and Coffeyville Resources shall enter into a merger agreement whereby the Special General Partner will merge with and into Coffeyville Resources, with Coffeyville Resources remaining as the surviving entity, and file a certificate of merger with the Secretary of State of the State of Delaware to effect such merger.
     Section 3.3 Use of Proceeds from Initial Offering. The Partnership shall use the net proceeds from the Initial Offering in the following manner:
          (i) $18.4 million to repay Coffeyville Resources for capital expenditures Coffeyville Resources incurred related to the assets of Fertilizers during the two-year period prior to the effective date of the sale of the Managing General Partner by Coffeyville Resources to C/A III;
          (ii) $89.3 million to make a distribution to Coffeyville Resources;
          (iii) $26.0 million to redeem the IDRs from the Managing General Partner; and

          (iv) the balance, to (x) pay transaction expenses and (y) for general partnership purposes;
          provided, that if all of the Option Units are purchased at Closing, then the distribution specified in Section 3.3(ii) shall be increased to $94.2 million.
     Section 3.4 Execution of the Partnership Agreement. Coffeyville Resources and the General Partner will amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included as Appendix A to the Registration Statement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership may agree with the Underwriters and such other changes as Coffeyville Resources and the General Partner may agree.
     Section 3.5 Distribution to C/A III. The Managing General Partner will distribute the proceeds it received with respect to the redemption of the IDRs in Section 3.3(iii) to C/A III.
     Section 3.6 Conveyance of the General Partner to Coffeyville Resources. C/A III shall grant, contribute, bargain, convey, assign, transfer, set over and delivers its interest in the General Partner to Coffeyville Resources in exchange for $1,000.
     Section 3.7 Deferred Issuance and Distribution. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall issue to Coffeyville Resources a number of additional Common Units that is equal to the excess, if any, of (x) the total number of Option Units over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise or exercises of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, the Partnership shall distribute to Coffeyville Resources an amount of cash equal to the net proceeds (after underwriting discounts) of each such exercise.
ARTICLE IV
FURTHER ASSURANCES
          From time to time after the date hereof, and without any further consideration the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V
EFFECTIVE TIME; ORDER OF TRANSACTIONS
          Notwithstanding anything contained in this Agreement to the contrary, the provisions Article II shall not be operative or have any effect until the Effective Time, following which time Article II of this Agreement shall be effective and operative in accordance with this Article V, without further action by any Party. After the Effective Time, the provisions of Article III shall take place in the order in which such provisions are listed; provided, however, that if the Initial Offering is not consummated within six months of the date of this Agreement, this Agreement shall be of no force and effect and the Original Contribution Agreement shall become effective in its entirety.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Assumption of Fertilizer Interest Liabilities by the Partnership. The Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the Fertilizer Interest Liabilities, to the full extent that CR had been obligated, or would have been obligated in the future, to pay as of the effective time of the Original Contribution Agreement were it not for the execution and delivery of the Original Contribution Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Fertilizer Interest Liabilities shall not (a) increase the obligation of the Partnership with respect to the Fertilizer Interest Liabilities beyond that of CR, (b) waive any valid defense that was available to CR with respect to the Fertilizer Interest Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Fertilizer Interest Liabilities.
     Section 6.2 Costs. The Partnership shall pay all expenses, fees and costs, including sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV of this Agreement.
     Section 6.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

     Section 6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 6.5 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.
     Section 6.7 Governing Law; Forum, Venue and Jurisdiction.
          (a) This Agreement shall be subject to and governed by the laws of the State of New York.
          (b) Each of the Parties:
          (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware;
          (ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;
          (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;
          (iv) expressly waives any requirement for the posting of a bond by a Party bringing such claim, suit, action or proceeding; and
          (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such Party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.
     Section 6.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     Section 6.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.
     Section 6.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.
     Section 6.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
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     IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

CVR PARTNERS, LP
By:	CVR GP, LLC,
its Managing General Partner

By:	/s/ Edward Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

By:	CVR Special GP, LLC,
its Managing General Partner

By:	/s/ Edward Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES, LLC
By:	/s/ Edward Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

CVR GP, LLC
By:	/s/ Edward Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE ACQUISITION III LLC
By:	/s/ Edward Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

CVR Partners, LP
Amended and Restated Contribution, Conveyance and Assumption Agreement
Signature Page

CVR SPECIAL GP, LLC
By:	Coffeyville Resources,
its sole member

By:	/s/ Edward Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

CVR Partners, LP
Contribution, Conveyance and Assumption Agreement
Signature Page